EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Zerify’s White Label Marketing Partner, Sevideca has launched

EDISON, N.J., April 17th,, 2024 (GLOBE NEWSWIRE) -- Zerify Inc. (OTC PINK: ZRFY), a leading cybersecurity company specializing in Secure Video Conferencing & Endpoint Security, proudly announces that their white-label marketing partner, Sevideca has launched, marking a significant milestone for both companies.

Mark L. Kay, CEO of Zerify, expressed his enthusiasm, stating, "this launch signifies a major milestone for Zerify and its shareholders, highlighting the increasing demand for secure video conferencing solutions in today's interconnected world. We anticipate that this partnership will have a profound impact on our company.”

“This is a five-year multi-million dollar agreement,” says Kay, “however, I anticipate revenues to expand beyond this considering the partner's industry experience in affiliate marketing. Additionally, plans are underway for Sevideca's expansion into Europe and Asia following the US launch.”

“Sevideca is thrilled to announce the rollout of Defender and Meet to its affiliates. This emphasizes our commitment to empowering affiliates with top-tier security solutions. Francis Schmaeling Jr., Co-Founder at Sevideca, remarked, "This strategic initiative underscores Sevideca's dedication to equipping organizations with cutting-edge security measures. Defender and Meet offer unparalleled security and peace of mind while navigating the video conferencing landscape."

Kay reiterated the importance of secure video conferencing in today's digital landscape, stating, "this partnership with Sevideca reinforces Zerify's mission to provide robust cybersecurity solutions. Sevideca is pioneering the Industry’s first Affiliate Marketing Program dedicated to protecting video conferencing further solidifying our commitment to innovation and security."

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Forward-Looking Statement:

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the sales of the company’s identity protection software products into various channels and market sectors, the issuance of the Company’s pending patent applications, COVID-19, and the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the company.

About Zerify:

Zerify Inc. (OTC PINK: ZRFY), formerly StrikeForce Technologies, is an Edison, New Jersey-based company with over two decades of experience in cybersecurity solutions. The company is focused on Secure Video Conferencing & Endpoint Gap Security. Its technologies help to prevent cyber theft and data security breaches for consumers, corporations, and government agencies through powerful multi-factor “out-of-band” authentication and keystroke encryption. The technology also protects cameras, microphones, and speakers, keeping computers and confidential data secure even when one is offline and not on a video conference. No other video conferencing service on the market, such as Zoom, Webex, LogMeIn, MS Teams or BlueJeans, offers this level of cybersecurity protection.

About Sevideca

Sevideca is a forward-thinking partner dedicated to revolutionizing video conferencing security. With Defender and Meet, Sevideca empowers affiliates with top-tier security solutions, ensuring robust protection against cyber threats in video communications. To learn more, go to www.sevideca.com.

Zerify Contact:

Mark L. Kay

marklkay@zerify.com

(732) 661-9641

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